SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) AUGUST 7, 1996

                            COATES INTERNATIONAL LTD.
             [Exact name of registrant as specified in its charter]

                                    DELAWARE
                 [State or other jurisdiction of incorporation]

     33-94884                                      22-2925432
- ------------------------                     -------------------------
(Commission File Number)                     (IRS Employer Identifica-
                                                  tion Number)

Highway 34 & Ridgewood Road

WALL TOWNSHIP, NEW JERSEY                             07719
- -------------------------------                    ----------
(Address of principal executive                    (Zip Code)
    office)

Registrant's telephone number, including area code 908-449-7717

                           COATES INTERNATIONAL LTD.

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

          (a)(1)(i) On August 7, 1996, Coates International Ltd. (the "Registrant") dismissed the firm of Warner, Berman & Lott, Certified Public Accountants, P.A. ("WB&L") which firm was its principal independent accounting firm previously engaged to audit the Registrant's financial statements.

                (ii) WB&L's report with respect to the Registrant's financial statements for the years ended December 31, 1994 and 1995 did not contain an adverse opinion or a disclaimer of opinion. However, such report did include a modification of the auditors' standard report, stating that "...the company has suffered recurring losses from operations since inception and has a net capital deficiency that raise substantial doubt about its ability to continue as a going
concern....The  financial  statements do not include any adjustments  that might result from the outcome of this uncertainty."

                (iii) The decision to dismiss WB&L and to retain a new principal independent accounting firm was approved by the Registrant's board of directors.

                (iv) During the two most recent fiscal years ended December 31, 1995, there were no disagreements between the Registrant and WB&L on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of WB&L, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

          However during the interim period subsequent to December 31, 1995, a disagreement arose between WB&L and the Registrant concerning the fiscal 1995 financial statements. The issue is whether a bank account known as the "CIL Transfer Account" maintained at NatWest Bank in Wall, New Jersey was an asset of the Registrant's at December 31, 1995. The balance in said account at December 29, 1995 was $508,428.44. The Registrant's balance sheet at December 31, 1995 with respect to which WB&L issued its report, includes this account as an asset of the Registrant. In July 1996, the Registrant's management and its attorneys, with the approval of its board of directors, discussed this issue with WB&L and advised WB&L that as such account was not an asset of the Registrant's at December 31, 1995, that the Registrant's financial statements for the year ended December 31, 1995 were in error and should be revised and reissued with a new auditor's report. WB&L refused to accede to management's request to issue a new report with respect to financial statements revised in such manner. WB&L has stated in part;

         "...When we issued our opinion we were attesting to the presentation of the company's financial position as represented to us by management and based on the evidence collected during the course of our audit. If management now determines that this account does not belong to the company we cannot present our opinion that the financial statements present fairly IN ALL MATERIAL respects, the financial position of the company. Accordingly, we would have no choice but to withdraw our opinion concerning these financial statements."

As a result of this disagreement, the Registrant's board of directors decided to dismiss WB&L as the Registrant's principal independent accountants.

                (v) With the exception of the disagreement referred to above, the Registrant is unaware of the occurrence of any of the kinds of events described in subparagraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K as promulgated by the Securities and Exchange Commission (the "Commission").

          (2) On August 7, 1996, the Registrant engaged the certified public accounting firm of Moore Stephens, P.C. ("MSPC") to serve as its principal independent accounting firm and to reaudit its financial statements for the year ended December 31, 1995 and, if necessary, 1994. Prior to the engagement, the Registrant's management and its attorneys consulted with a principal of MSPC and apprised him of the facts underlying the above described disagreement with WB&L. The MSPC principal stated that he could not advise as to the type of report his firm would issue until it had completed an independent review of the facts and had completed its audit of the year (or years) in question. WB&L's views with respect to this issue are stated above.

          MSPC has been furnished with a copy of this report by the Registrant and has been requested to review the disclosure contained herein and to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views or the respects in which it does not agree with the statements made by the Registrant in response to Item 304(a) of Regulation S-K. MSPC has advised the Registrant that after review of this report, it does not believe that such a letter is needed.

          (3) WB&L has been furnished with a copy of this report by the Registrant and has been requested to furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of WB&L's letter dated August 8, 1996 is filed as an exhibit to this report.

          CIL's management has reviewed the WB&L letter and it is CIL management's position that the letter misrepresents what WB&L was told by CIL management about the "Coates Transfer Account." It is CIL management's position that it advised WB&L that the account was a transfer account for people buying and selling stock from each other, that the account was not an asset of CIL and that the sole funds in the account were from sales by stockholders of CIL stock.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                (c) Exhibits - Letter dated August 8, 1996 from Warner, Berman & Lott, Certified Public Accountants addressed to the Securities and Exchange Commission.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     COATES INTERNATIONAL LTD.
                                                     ---------------------------
                                                              (Registrant)

Dated:  AUGUST 13, 1996

                                            By /S/GEORGE J. COATES
                                              ----------------------------------
                                               George J. Coates, President

                           WARNER, BERMAN & LOTT
                       CERTIFIED PUBLIC ACCOUNTANTS, P.A.

                                 OLD MILL PLAZA
                                    SUITE D
                                  2100 HWY, 34
                           SEA GIRT, NEW JERSEY 08750

IRA D. WARNER, C.P.A.
BERNARD I. BERMAN, C.P.A.
MARK V. LOTT, C.P.A.
JAMES R. RYAN, C.P.A.
DOUGLAS M. DURITZA, C.P.A.

                                                          SEA GIRT, 908-449-0400
                                                           LAKEWOOD 908-367-2500
                                                                FAX 908-449-5028

YVONNE LOWE, C.P.A.
DORCELLE K. HERR, C.P.A., M.S.T.
SHAUN MC DONNELL, C.P.A.
ANITA M. MC CUE

                                                      August 8, 1996

Securities and Exchange Commission
Washington, D.C. 20549

     RE: Coates International, Ltd. (CIL)
     ------------------------------------
         FEI #22-2925432

Gentlemen:

We have been requested by Coates International, Ltd. (CIL) to respond to CIL's dismissal of our firm as the principal independent auditor as a result of a disagreement concerning an accounting issue in CIL's, fiscal 1995 financial statements. On March 11, 1996 we issued our audited report for the 1995 fiscal year. We did not disclaiam or give an adverse opinion concerning the 1995 financial statements. However, due to recurring losses and a net capital deficiency we modified our report to include a going concern paragraph.

As part of our pre-audit planning phase, which was conducted late last fall, we became aware of a certain bank account called Coates International, Ltd., Inc. Transfer Account maintained at NatWest Bank in Wall, New Jersey. The account maintained a sizable balance of well over $500,000. When we questioned management (specifically George J. Coates) as to the reasons for the account we were informed that this account was being used as a clearing account for private sales of the company's stock. I was informed by Mr. Coates that the court appointed trustee advised him to establish the account in this manner. I expressed our belief that this account was an asset of the Company and asked Mr. Coates to provide an analysis of the transactions in this account so as to provide evidence for an audit trail. We also learned that the account bore the Federal identification number of the company. Further, the bank's response to our standard bank confirmation also confirmed the existence of the account as of December 31, 1995 with a balance of $508,428.44. This information was also discussed with other members of management, corporate counsel and the court appointed trustees.

Securities and Exchange Commission
RE: Coates International, Ltd. (CIL)
    FEI #22-2925432

Management offered no evidence to the contrary to indicate that said account was NOT a corporate asset. There were no corporate minutes indicating ANY kind of special arrangements or the reason why the account was created.

Since management is responsible for the fair presentation of the company's financial statements we can only render our opinion as to whether or not the financial statements are free of material misstatement and presented in accordance with generally accepted accounting principles.

The aforementioned financial statements and our accountants' report were discussed with management prior to the final issuance of our report. Copies of financial statement drafts were made available to counsel for CIL as well as the court appointed trustee.

Not a single member of management, counsel or the court appointed trustee disagreed with the company's presentation of its financial condition as of December 31, 1995, at the time we issued our report.

Only recently, after the judge for the United States District Court Southern District of New York issued her opinion on July 10, 1996 and for other reasons not clear to this firm, has management expressed an interest in correcting an "error" in the 1995 fiscal report. Specifically, on July 23, 1996 our firm received a letter from the court appointed trustee questioning the inclusion of the account balance in the 1995 fiscal financial statements, copy attached. Our response to the trustee's concerns are also enclosed. We also received numerous calls from Mr. Coates and corporate counsel requesting us to correct this "error." The aforementioned correspondence sets forth our position on this matter quite clearly.

                                            Respectfully submitted,

                                        /s/ Mark V. Lott
                                            MARK V. LOTT
                                            For the Firm

MVL/m
Encls.